EX-99.h.2.f

AMENDMENT

to

Transfer Agency and Service Agreement

among

Aberdeen Funds and Aberdeen Investment Funds

and

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 22nd day of February, 2019, between Aberdeen Funds and Aberdeen Investment Funds each on behalf of each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds”) and DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services) the Funds and the Transfer Agent.  The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”).  In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Schedule A.  The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of February 22, 2019; and

2.              All defined terms and definitions in the Agreement shall be the same in this Amendment (the “February 22, 2019 Amendment”) except as specifically revised by this Amendment; and

3.              Except as specifically set forth in this February 22, 2019 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this February 22, 2019 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Lucia Sitar	By:

Name:	Lucia Sitar	Name:

Title:	Vice President	Title:
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN INVESTMENT FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

SCHEDULE A

Dated:  February 22, 2019

Aberdeen Funds

Aberdeen Asia Bond Fund*	Series of Delaware statutory trust
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Series of Delaware statutory trust
Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Diversified Alternatives Fund	Series of Delaware statutory trust
Aberdeen Diversified Income Fund	Series of Delaware statutory trust
Aberdeen Dynamic Allocation Fund	Series of Delaware statutory trust
Aberdeen Dynamic Dividend Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund	Series of Delaware statutory trust
Aberdeen Focused U.S. Equity Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Global Infrastructure Fund	Series of Delaware statutory trust
Aberdeen Global Unconstrained Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Short Duration High Yield Municipal Fund (formerly, Aberdeen High Yield Managed Duration Municipal Fund)**	Series of Delaware statutory trust
Aberdeen Income Building Fund	Series of Delaware statutory trust
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen International Real Estate Fund	Series of Delaware statutory trust
Aberdeen International Small Cap Fund	Series of Delaware statutory trust
Aberdeen Japanese Equities Fund	Series of Delaware statutory trust
Aberdeen Realty Income & Growth Fund	Series of Delaware statutory trust
Aberdeen Intermediate Municipal Income Fund (formerly, Aberdeen Tax-Free Income Fund)**	Series of Delaware statutory trust Series of Delaware statutory trust
Aberdeen U.S. Mid Cap Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund	Series of Delaware statutory trust
Aberdeen U.S. Small Cap Equity Fund	Series of Delaware statutory trust
Aberdeen Ultra Short Municipal Income Fund	Series of Delaware statutory trust
Series of Delaware statutory trust

Aberdeen Investment Funds

Aberdeen Select International Equity Fund	Series of Massachusetts business trust
Aberdeen Global Equity Impact Fund (formerly, Aberdeen Select International Equity Fund II)**	Series of Massachusetts business trust
Aberdeen Total Return Bond Fund	Series of Massachusetts business trust
Aberdeen Global High Income Fund	Series of Massachusetts business trust

*The Board of Trustees of Aberdeen Funds approved the liquidation of the Aberdeen Asia Bond Fund, which liquidation took place on February 21, 2019.  The Aberdeen Asia Bond Fund shall be deemed removed from this Annex 1 effective as of the date that the winding-up of the Fund’s affairs is complete and the Transfer Agent is no longer providing services with respect to the Fund.

**Name change effective February 28, 2019.